4.25 Warrant To Purchase Common Stock of SeraCare, Inc. issued to State Street Bank dated December 21, 1998.

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH STATE LAWS AND THE RESPECTIVE RULES AN REGULATIONS THEREUNDER.

                    -------------------------------------------

                        WARRANT TO PURCHASE COMMON STOCK OF

                                   SERACARE, INC.

                    -------------------------------------------

                               Exercisable as of the
                                 Commencement Date

                                 (as defined below)
                                     Void After
                                the Expiration Date
                                 (as defined below)

       THIS CERTIFIES that, for value received, SSB Investments, Inc., or registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from SERACARE, INC., a Delaware corporation (the "Company") subject to adjustment as provided in Section 3 of this Warrant, 5,556 fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at any time commencing on the date hereof (the "Commencement Date") and continuing up to 5:00 p.m. New York time on the fifth anniversary of the date hereof (the "Expiration Date"), at a price of $.01 per share (the "Exercise Price").

       This Warrant is subject to the following provisions:

       SECTION 1. EXERCISE OF WARRANT

       This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share), by the presentation and surrender of this Warrant with the form of election to purchase attached hereto as EXHIBIT A, properly completed and executed by the holder by certified mail, by overnight courier, in person or by a legal representative or attorney duly authorized to do so in writing, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of an amount equal to the exercise price multiplied by the number of shares being purchased pursuant to such exercise, payable by payment to the Company in cash, by certified check or by wire transfer.

       The shares of Common Stock so purchased pursuant to the preceding paragraph shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the shares of Common Stock so purchased shall be delivered or mailed to the holder promptly after this Warrant shall have been so exercised, and, unless this Warrant has expired or has been exercised in full, a new Warrant identical in form but representing the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof at the expense of the Company.

       The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon exercise of this Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

       SECTION 2. REPLACEMENT.

       This Warrant is exchangeable, upon its surrender by the holder at the principal office of the Company, for new Warrants (containing the same terms as this Warrant) each representing the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of surrender (but not exceeding in the aggregate the remaining number of shares of Common Stock which may be purchased hereunder). Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant), the Company will issue to the holder a replacement Warrant (containing the same terms as this Warrant). The unsecured undertaking of the original holder of this Warrant or any of its assigns shall constitute satisfactory indemnity for purposes of this paragraph. As used herein, "Warrant" shall include this Warrant and all new Warrants issued in exchange for or replacement of this Warrant.

       SECTION 3.  ADJUSTMENT OF NUMBER OF SHARES.

       If the number of shares of Common Stock outstanding at any time hereafter is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

       If at any time hereafter the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock or a reverse stock-split, following the record date for such combination, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

       If at any time hereafter any reorganization, reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), consolidation or merger (including a merger in which the Company is the surviving entity), sale or other disposition of all or substantially all of the Company's assets or a distribution of property to shareholders (other than distributions payable out of earnings or retained earnings) shall occur, then this Warrant shall (in lieu of or, in respect of sales of all or substantially all assets or distribution of property to shareholders, in addition to, being exercisable for shares of Common Stock) after such reorganization, reclassification, consolidation or merger be exercisable into the kind and number of shares of stock or other securities or property (including cash) of the company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed of or distributed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition or distribution) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition or distribution. The provisions of this section shall similarly apply to successive reorganizations, reclassifications and other transactions contemplated above.

       All calculations under this Section 3 shall be made to the nearest cent ($.01) or to the nearest whole share, as the case may be.

       In any case in which the provisions of this Section 3 shall require that an adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant shall become effective immediately after a record date for an event, the Company may, until the occurrence of such date and before the occurrence of such event set aside and withhold the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon exercise before giving effect to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

       Whenever the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted as provided in this Section 3, the Company shall promptly thereafter file, at its principal office or at such other place as may be designated by the Company, a statement, signed by its president or chief financial officer and by its treasurer, showing in reasonable detail the facts requiring such adjustment and the number of shares of Common Stock issuable upon exercise of this Warrant that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each holder of this Warrant at such holder's address appearing in the Company's records.

       The Company will not, by amendment of its Articles of Incorporation or By-laws or through any reorganization, transfer of assets, reclassification, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company hereunder but will at all times in good faith assist in the carrying of all the provisions hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

       SECTION 4. FRACTIONAL SHARES.

       No fractional shares shall be issued upon exercise of this Warrant. In the case of this Warrant being exercised in part only, the Company shall, upon such exercise, execute and deliver to the holder thereof, at the expense of the Company, a new Warrant or Warrants equal to the unexercised portion of such Warrant. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon exercise of this Warrant, the Company shall round off to the nearest whole number of shares of Common Stock.

       SECTION 5. OBLIGATIONS OF THE COMPANY.

       The Company will at all times reserve, free from any preemptive rights, and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants and agrees that all shares of Common Stock which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company will not take any action which results in any adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant would (a) exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation in effect at such time or (b) would conflict with, or result in any violation of, or require the consent or approval (unless the same shall be obtained) of any court or administrative or governmental body pursuant to, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company is then subject. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable requirements of any exchange upon which the Common Stock of the Company may be listed or in respect of which the Common Stock has qualified for unlisted trading privileges.

       The Company will not close its books against the issuance or transfer of any shares of Common Stock issuable upon exercise of this Warrant.

       SECTION 6. TRANSFERABILITY.

       This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder, upon surrender of this Warrant with a properly executed Assignment, in the form annexed hereto as EXHIBIT B, properly executed by the holder hereof and the assignee.

       If this Warrant, or any part hereof, is transferred to another holder and such holder shall have designated in writing the address to which communications with respect to this Warrant shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the transferring holder by reason for the holding of this Warrant shall also be delivered to such holder.

       SECTION 7. "PIGGYBACK" REGISTRATION RIGHTS.

       (a) Subject to Sections 7(b) through 7(d) below, if the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act of 1933, as amended, in connection with the proposed offer and sale of any of its securities by it or any of its security holders, the Company will give written notice of its determination to the holder of this Warrant. Upon the written request from the holder of this Warrant, within twenty (20) days after receipt of any such notice from the Company (and receipt by the Company of any information from the holder of this Warrant which is required to be included in a registration statement), the Company will, except as provided in this Section 7 and at the Company's expense, cause all shares of the Company's Common Stock issuable upon the exercise of this Warrant to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration shall be underwritten in whole or in part, the Company may require that the securities requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

       (b) Notwithstanding the foregoing, if the managing underwriter determines and advises in writing that the inclusion of the shares of the Company's Common Stock issuable upon the exercise of this Warrant proposed to be included in the underwritten public offering would interfere with the successful marketing of such offering, then the number of such shares that the managing underwriter believes may be sold in such underwritten public offering shall be allocated for inclusion in any registration statement in the following order of priority: (i) the securities being offered by the Company; (ii) the securities being offered by the Investors (as such term is defined in Section 7(c) below);
(iii) the securities being offered by the Holders (as such term is defined in that certain Registration Rights Agreement dated February 13, 1998 by and between Sutro & Co. Incorporated, a Delaware corporation, or its permitted assigns, and the Company); (iv) the securities being sought to be registered by the holder of this Warrant, on a PRO RATA basis based upon the number of securities sought to be registered by such holder and the number of securities sought to be registered by all persons other than those identified in clauses
(i) through (iii) above.

       (c) Notwithstanding the provisions of Section 7(a), the holder of this Warrant shall have no rights to registration or to otherwise participate in any underwritten public offering of the Company's Common Stock effected pursuant to Section 2.1 of that certain Registration Rights Agreement (the "Senior Agreement") dated as of February 13, 1998 by and among the Company and the investors named therein (the "Investors") unless: (i) the managing underwriter of such offering shall have advised each holder of Registerable Securities (as such term is defined in the Senior Agreement) to be covered by the registration statement that the inclusion of the securities registerable hereunder would not, in such underwriter's reasonable judgment, adversely affect the marketing or the selling price of the Registerable Securities to be covered by such registration statement; and (ii) the holders of a majority of the Registerable Securities to be covered by such registration statement shall have consented in writing to the inclusion of the securities registerable hereunder.

       (d)     The rights granted to the holder of this Warrant under this
Section 7 shall terminate at such time as the shares of Common Stock issued pursuant to the exercise of this Warrant become freely transferable by the holder of such shares pursuant to Rule 144 under the Securities Act of 1933, as amended.

       SECTION 8. GOVERNING LAW.

       This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law or choice of law.

       SECTION 9. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY.

       This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to exercise this Warrant, and no enumeration herein of the rights or privileges of such holder shall give rise to any liability of such holder for the exercise price of the shares acquirable by exercise hereof or as a stockholder of the Company.

       SECTION 10. NOTICES.

       Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage-prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to the holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

       SECTION 11. AMENDMENT AND WAIVER.

       Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holder of this Warrant.

       SECTION 12. MISCELLANEOUS.

       SSB Investments, Inc. (for itself and on behalf of its registered assigns) and the Company acknowledge and agree that this Warrant is being issued by the Company to SSB Investments, Inc. as designee of State Street Bank and Trust Company as partial consideration by the Company solely for the making by State Street Bank and Trust Company of a term loan to the Company pursuant to that certain Term Promissory Note, in the original principal amount of $3,500,000, executed by the Company in favor of State Street Bank and Trust Company. Notwithstanding the foregoing, except as otherwise provided in this Warrant, the rights of SSB Investments, Inc. and its registered assigns under this Warrant shall not be affected by any failure of State Street Bank and Trust Company to extend any other or further credit to the Company or otherwise to perform any obligation or covenant under any agreement or contract with the Company other than any obligation or covenant pursuant to this Warrant.

                              [INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this 21st day of December, 1998.

SERACARE, INC.

By: /s/ Barry D. Plost
    ---------------------
    Barry D. Plost
    Chairman and Chief Executive Officer

                                                                       EXHIBIT A

                            FORM OF ELECTION TO PURCHASE
                                   SERACARE, INC.

       The undersigned holder of this Warrant (1) hereby irrevocably elects to exercise the right to purchase hereunder ___ fully paid shares of the Common Stock of SERACARE, INC., (2) makes payment in full of the purchase price of such shares, (3) requests that certificates for such shares be issued in the name of ______________, and (4) if said number of shares shall not be all the shares the holder is entitled to purchase under this Warrant, requests that a new Warrant for the unexercised and unexpired portion of this Warrant be issued.

By:
   ------------------------
Dated:             , 199
      -------------     ---

                                                                       EXHIBIT B

                                      ASSIGNMENT

       FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of the shares covered thereby set forth below, unto:

       Name of Assignee              Address           No. of Shares
       ----------------              -------           -------------





Dated:                                  Signature
                                                    ----------------------------


                                        Witness
                                                    ----------------------------



       Each assignee of the Warrant hereby acknowledges and agrees that this Warrant and the securities into which this Warrant may be exercised have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and that no sale, transfer, pledge or other disposition of this Warrant or the shares purchasable hereunder shall be made except pursuant to registration under the Securities Act and any applicable state securities laws or pursuant to an exemption therefrom.


Dated:
                                        ----------------------------------------
                                        Signature of Assignee



Dated:
                                        ----------------------------------------
                                        Signature of Assignee